UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2025

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On November 8, 2025, Nektar Therapeutics (the “Company”) issued a press release reporting new data from its ongoing Phase 2b REZOLVE-AD (atopic dermatitis) clinical trial. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On November 8, 2025, new data from the Company’s ongoing Phase 2b REZOLVE-AD trial was presented in a late-breaking oral session at the American College of Allergy, Asthma & Immunology (ACAAI) 2025 Annual Scientific Meeting.

The Company’s Phase 2b REZOLVE-AD trial enrolled 393 patients with moderate-to-severe atopic dermatitis, of which 99 also reported having a history of asthma with ACQ-5 data available at both baseline and week 16. A pre-planned analysis in the trial evaluated scores from a validated Asthma Control Questionnaire (ACQ-5) at baseline and at the end of a 16-week induction period. For these patients reporting a history of asthma, all three rezpegaldesleukin doses demonstrated an overall reduction in mean observed ACQ-5 scores at week 16 with two dose arms (24 μg/kg q2w and 24 μg/kg q4w) achieving statistical significance (p<0.05) as compared to placebo. Patients in the placebo arm reported an overall worsening of mean ACQ-5 scores.

In patients who had a baseline ACQ-5 score of 0.5 or higher (n=53), at least half of the patients experienced clinically significant improvement in their ACQ-5 score across all treatment arms, compared to 13% in the placebo arm. Among the 25 patients with uncontrolled asthma at baseline (≥1.5 ACQ-5 score), all three active doses of rezpegaldesleukin demonstrated a meaningful improvement in mean observed ACQ-5 scores at week 16 and all dose arms achieved statistical significance (p<0.05) as compared to placebo. Placebo-adjusted reductions of mean ACQ-5 score in this subset of patients with uncontrolled asthma at baseline ranged from 1.0 to 1.4.

In addition, data was presented for a total of 42 placebo patients who crossed over at week 16 and continued in the study on a treatment escape arm to receive high dose rezpegaldesleukin (24 μg/kg q2w). Based on observed data from these patients with data at crossover week 24: EASI-75 response rate was 60% (n=30); vIGA-AD 0/1 response rate was 33% (n=30); EASI-90 response rate was 37% (n=30); Itch NRS response rate was 50% in patients with baseline score ≥ 4 (n=28).

The presentation noted that safety data generally consistent with the previously-reported safety profile were observed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “New Data from REZOLVE-AD Study of Rezpegaldesleukin Presented in Late-Breaking Oral Abstract Presentation at ACAAI 2025 Annual Scientific Meeting.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: November 10, 2025	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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